Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-158737 and 333-150563) on Form S-8 and in Registration Statement (Nos. 333-157881 and 333-155595) on Form S-3 of Boise Inc. of our report dated February 21, 2008, relating to our audit of the consolidated financial statements of Aldabra 2 Acquisition Corp. which appears in this Annual Report on Form 10-K of Boise Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

New York, New York

February 25, 2010